UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 9, 2022

NL Industries, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	1-640	13-5267260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas	75240-2620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously reported by the registrant, on November 14, 2016:

●	NLKW Holding, LLC (“NLKW”), a wholly owned subsidiary of NL Industries, Inc. (“NL” or the registrant), entered into a $50 million revolving credit facility (the “Valhi Credit Facility”) with Valhi, Inc., NL’s publicly-held parent corporation (“Valhi”), pursuant to which NLKW can borrow up to $50 million from Valhi; and
●	NLKW entered into a $50 million revolving credit facility (the “Back-to-Back Credit Facility”) with NL, pursuant to which the registrant can borrow up to $50 million from NLKW.

The Valhi Credit Facility and the Back-to-Back Credit Facility and the related collateral arrangements are described in the Current Report on Form 8-K filed by the registrant on November 15, 2016. The outstanding loan balance under the Valhi Credit Facility at November 9, 2022 was $504,402, including $4,402 of accrued and unpaid interest.

On November 9, 2022:

●	NLKW and Valhi entered into a First Amendment to Loan Agreement (the “Valhi Amendment”) to extend the latest maturity date (and consequently the latest borrowing date) under the Valhi Credit Facility from December 31, 2023 to December 31, 2030; and
●	NLKW and NL entered into a First Amendment to Back-to-Back Loan Agreement (the “Back-to-Back Amendment”) to extend the latest maturity date (and consequently the latest borrowing date) under the Back-to-Back Credit Facility from December 31, 2023 to December 31, 2030.

The related collateral arrangements remained unchanged by the Valhi Amendment and the Back-to-Back Amendment (collectively, the “Amendments”). The independent members of the registrant's Board of Directors have approved the Amendments.

A copy of the Valhi Amendment and the Back-to-Back Amendment are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated herein by reference. The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments. This summary of the principal terms of the Amendments and the copy of the Amendments have been included to provide security holders with information regarding their terms. They are not intended to provide any other factual information about the registrant, NLKW or Valhi. The representations, warranties and covenants contained in the Amendments were made solely for purposes of the Amendments and as of specific dates, were solely for the benefit of the parties to the Amendments, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Amendments instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders are not third-party beneficiaries under the Amendments and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant, NLKW or Valhi. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendments, which subsequent information may or may not be fully reflected in the registrant's public disclosures.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Item No.	Description

10.1	First Amendment to Loan Agreement between NLKW Holding, LLC, as Borrower, and Valhi, Inc., as Lender, dated as of November 9, 2022.

10.2	First Amendment to Back-to-Back Loan Agreement between NL Industries, Inc., as Borrower, and NLKW Holding, LLC, as Lender, dated as of November 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC.
(Registrant)

Date: November 9, 2022	By: /s/Amy A. Samford
Executive Vice President and Chief Financial Officer